Exhibit 99.1

For immediate release

CFO of the Year Candidate Joins Ironclad Encryption's Board of Directors

Global Senior Financial and Operations Leader Will Help Shape Market Entries

HOUSTON, Tex. (September 13, 2017) — Ironclad Encryption Corporation (IRNC) appointed John Reiland to its Board of Directors today to fortify the company's finance and operations capabilities.  Mr. Reiland has more than 40 years of experience as a Chief Financial Officer, Chief Restructuring Officer and Chief Executive Officer of public and private companies in various industries. His experience spans multinational companies, startups, and companies in between.  Mr. Reiland has also led the implementation of several accounting and reporting systems, one of which earned him a nomination for the 2009 LA Business Journal CFO of the Year award.

"John is a highly effective hands-on leader," said JD McGraw, President and CEO of Ironclad. "His deep financial expertise has enabled him to guide organizations to higher levels of operational and financial success.  We look forward to working with him."

Mr. Reiland has a successful track record with various forms of financing, including IPOs, secondary offerings, and debt financing.  He currently serves on the board of oil & gas equipment and services company Flotek Industries.

His CFO experience includes The Kabbalah Center International, top 100 CPA firm SingerLewak, computer software company Neon Systems and international telecommunications service providers Charter Communications, Worldcom International, and Houston International Teleport.  He also has many years of experience as CFO of oil & gas companies Deeptech International, Seismic Enterprises, and Mid American Oil & Gas.  Mr. Reiland began his career at Price Waterhouse Coopers (now PwC).

Meanwhile, Mr. Reiland has helped with the corporate restructurings and turnaround efforts of Ronco Corporation, White Hen Pantry, and others.

Mr. Reiland is now a retired CPA and retired certified insolvency and restructuring advisor.  His education includes the Stanford University Graduate School of Business Summer Executive Program and a Bachelor of Business Administration in Accounting degree from the University of Houston.

"Ironclad Encryption is well-poised to carve out a unique place for itself in the cybersecurity market," said Mr. Reiland.  "As the number of cyberattacks increases, so does the need for military-grade technology.  Secure phones are a good first product.  I look forward to helping the company grow and expand its cybersecurity footprint."

For more information, visit www.ironcladencryption.com

About Ironclad Encryption Corporation:

Ironclad Encryption Corporation is a next-generation data security company that through its patented Dynamic Encryption and Perpetual Authentication technologies makes all known key-based encryption technologies virtually impossible to compromise. Dynamic Encryption Technology eliminates vulnerabilities caused by exposure of any single encryption key by continuously changing encryption keys and keeping the keys synchronized in a fault-tolerant manner. Perpetual Authentication Technology uses multiple virtual channels for encryption so that in the event one channel is compromised, the other channels maintain encryption integrity. Together, these technologies not only eliminate the single point of failure problem created by having keys exposed through brute force, side channel, or other types of attack, but do so with very low latency and performance overhead. Whether at rest or in-motion, Ironclad Encryption ensures your data remains safe, secure and uncompromised.

Visit Ironclad Encryption at www.ironcladencryption.com

FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that involve substantial risks and uncertainties.  The information included in this release should not be used for investment purposes because statements of intent or projections of financial performance are based on assumptions that can change.  In addition, events or circumstances may arise that we can neither anticipate or control.  These statements are based upon the Company’s expectations and assumptions and actual results could differ materially from the expectations and other forward-looking statements as a result of a number of factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document.  Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2016 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

MEDIA CONTACT:

Lisa Morgan, 928-284-6849

INVESTOR CONTACT:

Halliburton Investor Relations

Tom Carey or Geralyn DeBusk, 972-458- 8000